UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 15, 2012

OCLARO, INC.

(Exact name of Registrant as specified in its charter)

000-30684

(Commission file number)

Delaware	20-1303994
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

2560 Junction Avenue, San Jose, California 95134

(Address of principal executive offices, zip code)

(408) 383-1400

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On May 22, 2012, Oclaro, Inc.(the “Company”), filed a Current Report on Form 8-K (the “Original 8-K”) with the Securities and Exchange Commission announcing that the Company filed an application for transfer registration with the Shenzhen Real Estate Title Registration Center, seeking approval for the sale of the Company’s facility located in Shenzhen, China. The purpose of this amendment to the Original 8-K is to correct a typographical error with respect to the time period for the approval of transfer of registration by the Shenzhen Real Estate Title Registration Center. No other change is being made to the Original 8-K. The disclosure in the Original 8-K is amended and restated as follows:

On May 22, 2012, Oclaro, Inc. (the “Company”) filed an application for transfer registration with the Shenzhen Real Estate Title Registration Center, seeking approval for the sale of the Company’s facility located in Shenzhen, China (the “Facility”). The approval of the Shenzhen Real Estate Title Registration Center is required to consummate the sale of the Facility to Shenzhen Fangdao Technology Co., Ltd. (“Buyer”), pursuant to the terms of a Framework Agreement Regarding Transfer and Leaseback of Industrial Plants between Oclaro Technology (Shenzhen) Co., Ltd., a subsidiary of the Company (“Oclaro Shenzhen”), and Buyer, dated May 15, 2012 (the “Framework Agreement”). Pursuant to the Framework Agreement, the Company agreed to sell the Facility to Buyer for a purchase price of RMB 136,000,000. The Framework Agreement also provides for the lease of the Facility to Oclaro Shenzhen following the closing of the sale, with a term of four years, provided that Oclaro Shenzhen may terminate the lease after the second and third year of the term upon notice. During the term of the lease when Oclaro occupies a majority of the floors of the Facility, Oclaro Shenzhen will be responsible for managing the Facility. The Framework Agreement and ancillary agreements related thereto will terminate automatically if the approval of transfer of registration by the Shenzhen Real Estate Title Registration Center is not received within 60 days of May 15, 2012 or if such required approval is not obtained as a result of the Shenzhen Real Estate Title Registration Center refusal to approve the transfer as specified in the Framework Agreement. The Company cannot provide any assurances that the Shenzhen Real Estate Title Registration Center will provide the required approvals in a timely manner, or at all.

The foregoing description of the Framework Agreement is qualified in its entirety by reference to the full text of the Framework Agreement, a copy of which will be filed with the Company’s Annual Report on Form 10-K for the fiscal year ended June 30, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OCLARO, INC.

Date: May 23, 2012	By:	/s/ Jerry Turin
Jerry Turin
Chief Financial Officer